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                                                                Exhibit 3(ii)(a)



                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          GLOBALNET FINANCIAL.COM, INC.


                                    ARTICLE I

                                     OFFICES

         Section 1.1 REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent is Corporation Service Company.

         Section 1.2 OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine, or the business of the Corporation may require.

         Section 1.3 BOOKS AND RECORDS. The books and records of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine, or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 2.1 TIME AND PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

         Section 2.2 ANNUAL MEETING. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect Board of Directors and transact such other business as may properly come before the meeting.

         Section 2.3 SPECIAL MEETINGS. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, a special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called only by the Chairman of the Board of the Corporation, and shall be called by the Secretary of the Corporation at the request of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have at the time if there were no vacancies (the "Whole Board"). The Board of Directors may designate the

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place of meeting for any special meeting of stockholder, and if no such designation is made, the place of meeting shall be the principal executive offices of the Corporation.

         Section 2.4 NOTICE OF MEETINGS. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, date and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the meeting to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the certificate of incorporation or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the Corporation. Such notice shall be given by the secretary, or by an officer or person designated by the Board of Directors, or in the case of a special meeting by the officer calling the meeting. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

         Section 2.5 QUORUM OF STOCKHOLDERS. At any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the certificate of incorporation or by these by-laws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote or be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 2.6 ACTION BY VOTE. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

         Section 2.7 NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken

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by the stockholders of the Corporation must be taken at an annual or special meeting of the stockholders and may not be taken by any consent in writing by such stockholders.

         Section 2.8 PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action; provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

         Section 2.9 INSPECTOR. The directors or the person presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

         Section 2.10 LIST OF STOCKHOLDERS. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

         Section 2.11   NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.
                        ----------------------------------------------

         (A) ANNUAL MEETING OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or (b) by any stockholder of the Corporation who is entitled to vote at the meeting with


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respect to the election of directors or the business to be proposed by such stockholder, as the case may be, who complies with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 2.11 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below.

               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph
(A)(1) of this Section 2.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than thirty
(30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth
(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Section 2.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty
(80) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by paragraph (A)(2) of this Section 2.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

         (B) SPECIAL MEETING OF STOCKHOLDERS. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Chairman of the Board or the Board of Directors pursuant

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to a resolution adopted by a majority of the Whole Board or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors, who complies with the notice procedures set forth in this paragraph (B) and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this Section 2.11 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth
(60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (C) GENERAL. (1) Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11.

               (2) Except as otherwise provided by law, the Certificate of Incorporation or this Section 2.11, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective nomination or proposal shall be disregarded.

               (3) For purposes of this Section 2.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

               (4) Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 under Exchange Act or (ii) of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances or to consent to specific actions taken by the Corporation.


                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.1 NUMBER. The Board of Directors of the Corporation shall consist of one or more members. The number of directors may be increased at any time or from time to time by the stockholders or by the directors by vote of a


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majority of the directors then in office. The number of directors may be decreased to any number permitted by the foregoing at any time either by the stockholders or by the directors by vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. Directors need not be stockholders.

         Section 3.2 TENURE. Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, each director shall hold office until the next annual meeting of the stockholders in which the election of directors is in the regular order of business and until his successor is elected and qualified, or until his earlier death, resignation, removal or disqualification.

         Section 3.3 POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors who shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not, by law, the certificate of incorporation or these by-laws, directed or required to be exercised or done by the stockholders.

         Section 3.4 RESIGNATIONS AND VACANCIES. Any director may resign at any time upon written notice to the Corporation. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the stockholders at the next annual meeting thereof or at a special meeting called for such purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

         Section 3.5 COMMITTEES. The Board of Directors may, by vote of a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors. The Board may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or

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classes or any other series of the same or any other class or classes of stock of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution, by-laws, or certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

         Section 3.6 REGULAR MEETINGS. Regular meeting of the Board of Directors may be held without call or notice at such places within or without the State of Delaware and at such times as the Board of Directors may, from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

         Section 3.8 NOTICE. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         Section 3.9 QUORUM. At any meeting of the directors, a majority of the total number of directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole Board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         Section 3.10 ACTION BY VOTE. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the Board of Directors.

         Section 3.11 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or

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writings are filed with the minutes of proceedings of the Board or of such committee. Such consent shall be treated for all purposes as the act of the Board or of such committee, as the case may be.

         Section 3.12. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

         Section 3.13 COMPENSATION. In the discretion of the Board of Directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the Board of Directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefore.

         Section 3.14   INTERESTED DIRECTORS AND OFFICERS.
                        ---------------------------------

         (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (i) the material facts as to his relationship or interest and as to the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

               (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

               (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

         (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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                                   ARTICLE IV

                               OFFICERS AND AGENTS

         Section 4.1 PRINCIPAL OFFICERS. The principal officers of the Corporation shall be a president and a secretary, and such other officers, if any, as the Board of Directors from time to time may, in its discretion, elect or appoint including, without limitation, a chairman of the Board, one or more vice presidents and a treasurer. The Corporation may also have such agents, if any, as the Board of Directors from time to time may in its discretion choose. Any officer may be but none need be, a director or stockholder. Any two or more offices may be held by the same person. Any officer or agent of the Corporation may be required by the Board of Directors to secure the faithful performance of his duties to the Corporation by giving bond in such amount and with sureties or otherwise as the Board of Directors may determine.

         Section 4.2 POWERS. Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the Board of Directors may from time to time designate.

         Section 4.3 ELECTION. The officers shall be elected by the Board of Directors at the first meeting of the Board and annually thereafter. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

         Section 4.4 TENURE. Each officer shall hold office until his respective successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

         Section 4.5 CHAIRMAN OF THE BOARD OF DIRECTORS; PRESIDENT AND VICE PRESIDENT. The Chairman of the Board, if any, shall have such duties and powers as shall be designated from time to time by the Board of Directors. Unless the Board of Directors otherwise specified, the Chairman of the Board, or if there is none the Chief Executive Officer, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board of Directors.

         Unless the Board of Directors otherwise specifies, the president shall be the chief executive officer and shall have direct charge of all business operations of the Corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the Corporation.

         Any vice presidents shall have such duties and powers as shall be set forth in these by-laws or as shall be designated from time to time by the Board of Directors or by the president.

                                   ARTICLE VI

                                    VACANCIES

         Section 6.1 If the office of the president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term and, in the case of the president, the treasurer and the secretary, until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section 3.4 of these by-laws.


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                                   ARTICLE VII

                                  CAPITAL STOCK

         Section 7.1 STOCK CERTIFICATES. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the chairman or vice chairman of the Board, if any, or the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any or all of the signatures on such certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.

         Section 7.2 LOSS OF CERTIFICATES. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, the Corporation may issue a new certificate of stock or uncertificated shares in place thereof, upon such terms, including receipt from the owner of such certificate, or his legal representative, of a bond sufficient to indemnify the corporation against any claim that may be made against it on account thereof, as the Board of Directors may prescribe.

                                  ARTICLE VIII

                           TRANSFER OF SHARES OF STOCK

         Section 8.1 TRANSFER ON BOOKS. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

         It shall be the duty of each stockholder to notify the Corporation of his post office address and any and all changes thereto.


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         Section 8.2 RECORD DATE AND CLOSING TRANSFER BOOKS. In order that the
Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no such record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware by hand or by certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such payment, exercise or other

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action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         8.3 REGISTRATION AND TRANSFER OF CLASS A COMMON STOCK. The Company shall refuse to register any transfer of the Class A Common Stock not made in accordance with the provisions of Regulation S under the U.S. Securities Act of 1933 (the "Securities Act"), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

                                   ARTICLE IX

                                 CORPORATE SEAL

         Section 9.1 Subject to alternation by the directors, the seal of the Corporation shall consist of a flat-faced circular die with the word "Delaware" and the name of the Corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.

                                    ARTICLE X

                               EXECUTION OF PAPERS

         Section 10. Except as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the Corporation shall be signed by the Chairman of the Board, if any, the president, a vice president or the secretary.

                                   ARTICLE XI

                                   FISCAL YEAR

         Section 11.1 The fiscal year of the Corporation shall end on December
31.

                                   ARTICLE XII

                                   AMENDMENTS

         Section 12.1 These by-laws may be adopted, amended or repealed by vote of a majority of the directors then in office, if such power is conferred upon the Board by the certificate of incorporation or by-law, or by vote of a majority of the stock outstanding and entitled to vote. Any by-law, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors.


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